Exhibit 99.1

DOLLAR TREE NAMES KEVIN WAMPLER CHIEF FINANCIAL OFFICER

Dollar Tree, Inc. (NASDAQ: DLTR), the nation's leading operator of single-price point dollar stores, announced that Kevin Wampler has joined the Company as Chief Financial Officer.

Mr. Wampler, a certified public accountant, joins Dollar Tree from The Finish Line, a mall-based specialty retailer, where, since October 2003, he served as Executive Vice President, Chief Financial Officer and Assistant Secretary. Over his 15 year career with The Finish Line, Inc, Mr. Wampler held a number of senior finance positions including Senior Vice President, Chief Accounting Officer / Assistant Secretary and Senior Vice President, Corporate Controller/ Assistant Secretary.  After graduating from Michigan Technological Institute in 1986 with a Bachelor of Science in Business Administration: Accounting, Mr. Wampler joined Ernst & Young and progressed to Audit Manager before joining The Finish Line in 1993.

"We are pleased to have an executive of Kevin's experience join us as our new Chief Financial Officer,” said President and CEO Bob Sasser. "Kevin will oversee all of Dollar Tree's financial functions, including accounting, treasury, financial reporting and investor relations. Kevin's extensive retail background in specialty retailing will be a real plus and he will be instrumental in helping Dollar Tree continue its growth while maintaining a strong financial structure."

Kevin will be relocating to the Hampton Roads Virginia area with his wife Renee, daughter Ashley and son Zach.

As of August 2, 2008, Dollar Tree operated 3,517 stores in 48 states.

CONTACT:	Dollar Tree, Inc., Chesapeake
Timothy J. Reid
757-321-5284
www.DollarTree.com

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